Exhibit 10.20

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6)

AMENDMENT TO THE LOAN AGREEMENTS

This Amendment with respect to the First, Second, Third, Fourth, Fifth, and Sixth Loan Agreements and to the Restated Amendment (the “Amendment”) is entered into by and between the following parties:

PIERRE CARNEIRO RIBEIRO SCHURMANN, a Brazilian citizen, married under the regime of separation of property, business administrator, enrolled with the Individual Taxpayers Register of the Ministry of Finance (CPF/MF) [***] (the “Lender” or “Mr. Pierre”); and

On the other hand, as Borrower:

NUVINI S.A., a corporation enrolled with the National Corporate Taxpayers Register of the Ministry of Economy (CNPJ/ME) [***], with principal place of business at Rua Jesuíno Arruda, No. 769, Suite 20 B, Itaim Bibi, in the city and State of São Paulo, Postal Code (CEP) 04532-082, with its constitutional documents duly filed with the Commercial Registry of the State of São Paulo [***], represented in accordance with its Bylaws (the “Borrower” or “Nuvini”).

The Lender and the Borrower are hereinafter collectively referred to as the “Parties,” and each individually as a “Party.”

WHEREAS:

(i) The Parties have entered into a certain First Loan Agreement (the “First Agreement”), dated August 23, 2021 and subsequently amended on January 27, 2022, under which the Lender agreed to lend to the Borrower an amount of six million Reais (R$6,000,000.00), to be repaid by July 20, 2022, as amended;

(ii) The Parties have entered into a certain Second Loan Agreement (the “Second Agreement”), dated August 31, 2021 and subsequently amended on January 27, 2022, under which the Lender agreed to lend to the Borrower an amount of three million Reais (R$3,000,000.00), to be repaid by July 20, 2022, as amended;

(iii) The Parties have entered into a certain Third Loan Agreement (the “Third Agreement”), dated January 27, 2022, under which the Lender agreed to lend to the Borrower an amount of five hundred thousand Reais (R$500,000.00), to be repaid by July 17, 2022;

(iv) The Parties have entered into a certain Fourth Loan Agreement (the “Fourth Agreement”), dated January 27, 2022, under which the Lender agreed to lend to the Borrower an amount of three hundred thousand Reais (R$300,000.00), to be repaid by July 24, 2022;

(v) The Parties have entered into a certain Fifth Loan Agreement (the “Fifth Agreement”), dated February 1, 2022, under which the Lender agreed to lend to the Borrower an amount of one million two hundred thousand Reais (R$1,200,000.00), to be repaid by February 7, 2023;

(vi) The Parties have entered into a certain Sixth Loan Agreement (the “Sixth Agreement”), dated March 29, 2022, under which the Lender agreed to lend to the Borrower an amount of one million one hundred and fifty thousand Reais (R$1,150,000.00), to be repaid by March 29, 2023;

(vii) The Parties have entered into a certain Loan Restated Amendment (the “Restated Amendment”), dated April 28, 2022, under which the parties agreed to adjust the payment provisions by amending Section 2.1 of the agreements in order to (a) subject the term for payment of the loans to the achievement by Nuvini of a Gross Debt-to-Pro Forma EBITDA ratio equal to or less than three point five times (3.5×) for three consecutive quarters, according to verifications to be made semi-annually by Nuvini and reported to debentureholders, and (b) provide, in all cases, for the adjustment of the loan amounts by the Interbank Deposit Certificate (CDI) rate and increased by interest at a rate of 8% p.a.;

Ex. 10.20-1

(viii) On December 9, 2022, the Borrower has issued a Subscription Warrant in favor of the Lender at an amount of sixteen million seven hundred and ninety-nine thousand three hundred and thirty-seven Reais and forty-one cents (R$16,799,337.41);

(ix) The Lender is required to pay up the capital under the Subscription Warrant;

(x) As of November 30, 2022, the total amount of the debt owed by the Borrower to the Lender under the Restated Amendment to the Loan Agreements is fourteen million one hundred and ninety-nine thousand three hundred and thirty-seven Reais and forty-one cents (R$14,199,337.41).

(xi) On November 30, 2022, a third-party credit with the Borrower in the amount of two million six hundred thousand Reais (R$2,600,000.00) was assigned the Lender.

(xii) On November 30, 2022, the total amount of the credit held by the Lender against the Borrower is sixteen million seven hundred and ninety-nine thousand three hundred and thirty-seven Reais and forty-one cents (R$16,799,337.41).

NOW, THEREFORE, the Parties have resolved to enter into this Restated Amendment, in accordance with the following terms and conditions, which restates and unifies all outstanding loans of the same nature:

CHAPTER I – DEFINITIONS

1.1 Defined Terms. Capitalized words and terms which are not otherwise defined in this Amendment have the respective meanings assigned to them in the agreements, as applicable.

CHAPTER II – AMENDMENTS

2.1 Setoff. The Parties agree to offset all the debts and credits they hold against each other under article 368 of the 2002 Brazilian Civil Code, whereupon there shall be no outstanding debt between the Lender and the Borrower.

2.2. Ratification of the Remaining Provisions. All clauses and conditions of the agreements which are not expressly amended by this Amendment are hereby ratified and shall remain in full force and effect as they are currently worded.

CHAPTER III – MISCELLANEOUS

3.1 Entire Agreement. This instrument constitutes the entire understanding between the parties hereto on the subject matter hereof and supersedes any and all prior or simultaneous understandings, agreements, or representations entered into or made by or between such parties, whether oral or written, with respect to such subject matter. This Amendment shall be binding on the Parties and their heirs, assigns, legal representatives, and successors on any account.

3.2 Severability. Each provision of this Amendment shall be deemed a separate and independent agreement between the Parties, so that, if any provisions thereof are declared invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not be affected or impaired in any way. The Parties agree to renegotiate in good faith any Sections of this Amendment which are held to be unenforceable or invalid, wholly or in part, so as to cause the newly-negotiated section to reproduce the original transactional meaning and effect of the Sections held to be unenforceable.

3.3 Electronic Signatures. The Parties agree that the electronic signatures on this Restated Amendment through the DocuSign electronic signature platform (www.docusign.com.br) shall be deemed valid signatures, and this Restated Amendment shall be deemed enforceable, valid, and effective between the Parties in accordance with its own terms and to the extent applicable.

IN WITNESS WHEREOF, the Parties have executed this Amendment digitally through the DocuSign platform (www.docusign.com.br), together with the two (2) undersigned witnesses.

São Paulo, December 10, 2022.

[Remainder of page intentionally left blank]

[Signature pages follow]

Ex. 10.20-2

[Signature page 1/1 of the Amendment to the Loan Agreements, entered into on December 10, 2022]

Lender:

/s/ Pierre Carneiro Ribeiro Schurmann

PIERRE CARNEIRO RIBEIRO SCHURMANN

Borrower:

/s/ Pierre Carneiro Ribeiro Schurmann

NUVINI S.A.

By: Pierre Schurmann

Title: Chief Executive Officer

Witnesses:

1. /s/ Fernando Megale	2. /s/ José Deccache
Name: Fernando Megale	Name: José Deccache
Individual Taxpayers Register (CPF) No.: [***]	Individual Taxpayers Register (CPF) No.: [***]

Ex. 10.20-3